SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: October 1, 2021

Franklin Wireless Corp.

(Exact name of registrant as specified in its charter)

Nevada	0-11616	95-3733534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9707 Waples Street

Suite 150

San Diego, California 92121

(Address of principal executive offices)

Registrant's telephone number, including area code:

(858) 623-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	FKWL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	On October 1, 2021, the Board of Directors renewed Franklin’s management agreement with its Chief Executive Officer, OC Kim. The Management Agreement is attached hereto as an exhibit to this filing.

(b)	On October 1, 2021, the Board of Directors renewed Franklin’s Change of Control Agreements with its Chief Executive Officer, OC Kim, and its Chief Operating Officer. David Lee. The Change of Control Agreements are attached as exhibitsto this filing

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits.

Exhibit 10.1 Management Agreement, dated October 1, 2021, between Franklin Wireless Corp. and OC Kim

Exhibit 10.2 Change in Control Agreement, dated October 1, 2021, between Franklin Wireless Corp. and OC Kim

Exhibit 10.3 Change in Control Agreement, dated October 1, 2021, between Franklin Wireless Corp. and David Lee

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN WIRELESS CORP.

Date: October 4, 2021	By: /s/ OC Kim
OC Kim, President